UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, the Board of Directors (the “Board”) of ALX Oncology Holdings Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (the “Bylaws”) effective as of June 17, 2023. The Bylaws were amended and restated to, among other things:

•
enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at the Company’s annual meeting of stockholders (except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including to reflect new “universal proxy rules” in accordance with Rule 14a-19 under the Exchange Act, to:
o
require that stockholders making proposals or nominations are stockholders of record from the date of notice through the date of the Company’s annual meeting;
o
require a stockholder submitting a proposal or nomination to make a representation that the stockholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of Company’s then-outstanding stock required to approve or adopt the proposal;
o
require nominating stockholders to submit a questionnaire signed by the nominee with respect to, among other things, the background and qualification of the nominee and to make certain representations to the Company;
o
require the nominating stockholder to provide reasonable evidence no later than five business days before the Company’s annual meeting that the stockholder has met the requirements of Rule 14a-19; and
o
provide that if the stockholder provides notice with respect to a proposed nominee and subsequently fails to comply with the requirements of Rule 14a-19, the director nominee proposed by such stockholder shall be ineligible for election at the annual meeting.
•
revise certain additional procedures related to stockholder meetings to conform to the provisions of the Delaware General Corporation Law, as recently amended (the “DGCL”), including but not limited to, provisions relating to delivery of notices of stockholder meetings, quorum, communications regarding adjourned stockholder meetings, conduct of business at meetings, and the preparation of the stockholder list in connection with stockholder meetings;
•
update various provisions regarding directors, Board committees, and officers, including but not limited to requirements for action by written consent of the Board; and
•
make various updates throughout to conform to current Delaware law (including the recent amendments to the DGCL) and to make ministerial changes, clarifications, and other conforming revisions.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of matters to a vote of security holders.

ALX Oncology Holdings Inc. (the “Company”) held its Annual Meeting of stockholders (the “Annual Meeting”) on June 16, 2023. The matters voted upon at the Annual Meeting and the voting results for each proposal are set forth below.

Proposal 1: Election of Three Class III Directors

Name of Director	For	Withheld	Broker Non-Votes
Scott Garland	35,698,803	200,766	2,630,389
Rekha Hemrajani	31,953,951	3,945,618	2,630,389
Jaume Pons, Ph.D.	35,591,034	308,535	2,630,389

Each director nominee was duly elected to serve until the 2026 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier resignation or removal.

Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
35,476,558	413,798	9,213	2,630,389

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
38,518,146	8,803	3,009

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: June 20, 2023	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer